Exhibit 32


The undersigned, Robert Ciri, Chief Executive Officer, of Ventures-National Incorporated (the "Company") and Daniel D. Guimond, Acting Chief Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1) the Annual Report on Form 10-KSB of the Company for the year ended August 31, 2003 (the "Report") fully complies with the requirements of
         Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d); and

(2) the information contained in the Report fairly presents in all material respects, the financial condition and results of operations of the Company.


Dated: December 10, 2003



                                      /s/ DANIEL D. GUIMOND
                                      ------------------------
                                      Daniel D. Guimond
                                      Acting Chief Financial Officer, and
                                      Corporate Controller
                                      (Principal Financial Officer)




                                      /s/ ROBERT CIRI
                                      ------------------------
                                      Robert Ciri
                                      Chief Executive Officer, and Director
                                      (Principal Executive Officer)